Exhibit 23

John T. Boyd Company Mining and Geological Consultants

Chairman
James W. Boyd

President and CEO
John T. Boyd II

Managing Director and COO
Ronald L. Lewis

Vice Presidents
Richard L. Bate
James F. Kvitkovich
Russell P. Moran
John L. Weiss
William P. Wolf

Vice President
Business Development
George Stepanovich, Jr.

Managing Director - Australia
Ian L. Alexander

Managing Director - China
Dehui (David) Zhong

Assistant to the President
Mark P. Davic

Pittsburgh
4000 Town Center Boulevard, Suite 300
Canonsburg, PA 15317
(724) 873-4400
(724) 873-4401 Fax
jtboydp@jtboyd.com

Denver
(303) 293-8988
jtboydd@jtboyd.com

Brisbane
61 7 3232-5000
jtboydau@jtboyd.com

Beijing
86 10 6500-5854
jtboydcn@jtboyd.com

www.jtboyd.com

March 27, 2012
File: 3221.4

We hereby consent to the references to our firm, in the context in which they appear, and to our reserve estimates as of December 31, 2011, included in the Form 10-K filing for US China Mining Group, Inc. We also hereby consent to the incorporation by reference of the references to our firm, in the context in which they appear, to our resource estimates as of December 31, 2011, in accordance with the requirements of the Securities Act of 1933, as amended.

Respectfully submitted,

JOHN T. BOYD COMPANY
By:

Ronald L. Lewis
Managing Director and COO